Exhibit (b)


Washington, Pittman & McKeever
Certified Public Accountants

819 South Wabash Avenue
Suite 600
Chicago, Illinois 60605
(312) 786-0330
FAX (312) 786-0323





              CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report, dated December 20, 1995 (and all references to our Firm) included in or made a part of the Form S-8. It should be noted that we have not audited any financial statements of the Quaker Stock Bonus Savings Plan subsequent to June 30, 1995, or performed any audit procedures subsequent to the date of our report.





                                       WASHINGTON, PITTMAN & McKEEVER


Chicago, Illinois
December 20, 1995






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